UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

Clearwater Ventures, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-195607	46-4902722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15615 Alton Parkway, Suite 450, Irvine, CA 92618
(Address of Principal Executive Offices)

(702) 779-9871
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On December 18, 2015, Clearwater Ventures, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with and Shengma Jingxi (Beijing) Health Management Co., Ltd., a company organized under the laws of the People's Republic of China ("Shengma") pursuant to which the Company acquired certain health management and health information tracking assets, including office furniture and medical testing devices. The Company intends to acquire additional assets during fiscal, and hire appropriate personal, in order to initiate a health management business in China.  Shengma will receive cash consideration of $500,000 on or before March 31, 2016, and an aggregate of one million (1,000,000) shares of common stock of the Company.

The Asset Purchase Agreement contains standard and customary representations, warranties and covenants. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company's Chief Executive Officer, Zheng Huijun, is the principal shareholder of Shengma.  The purchase price of the assets was set using the book, or carrying value, of the assets, which was paid in shares of commons tock of the Company, together with an allowance of $500,000 in cash to be used to pay certain administrative and title transfer fees related to transfer of title of the assets in China.  The source of funds for the purchase will be current cash of the Company together with proceeds of future equity financings by the Company, or if no such financings are consummated, by a further contribution of capital by Mr. Zheng Huijun.  Mr. Zheng may borrow such funds from commercial banks located in China using his personal assets as security.

On December 21, 2015, Clearwater Ventures, Inc. (the "Company") entered into an Agreement of Conveyance, Transfer and Assignment of Membership Interests and Assumption of Obligations ("Transfer and Assumption Agreement") with former officer Tuston Brown, pursuant to which Mr. Brown acquired the Company's subsidiary, Clearwater Nevada, LLC, a Nevada limited liability company, and assumed all liabilities in connection therewith.

The Transfer and Assumption Agreement contains standard and customary representations, warranties and covenants. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Transfer and Assumption Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  The securities issued pursuant to the Asset Purchase agreement were not registered under the Securities Act. These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance of securities by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) of the Securities Act since the Conventions Shareholders agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Director or Principal Officers

Effective December 21, 2015, Tuston Brown resigned from his positions as a director and Chief Executive Officer and Chief Financial Officer of the Company.  Mr. Brown's resignation is not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Officers

Effective December 21, 2015, Alex Tso was appointed the Chief Financial Officer the Company.

Mr. Alex Tso, 43 years old, has over twenty years of of diverse experience in industry ranging from financial service, manufacturing, wholesale, retail and telecom. He has extensive skills in business process improvement, risk assessment, corporate governance and practical know-hows. Mr. Tso graduated from California State University, Hayward (now CSU, East Bay) with Bachelor of Science - Business Administration - Finance.  He also graduated from City University of Hong Kong with a Master of Science – Finance. During his working life, Mr. Tso has served various US and Hong Kong listed companies and professional advisory firms for internal control enhancement, SOX 404 policy and procedure setup and implementation, pre-IPO corporate governance and financial systems improvement, IT system review and betterment, start ups and back office administration. He has gained in-depth experiences to bridge between traditional Chinese business cultures and foreign listing requirements.

Effective December 21, 2015, the Company's current Chairman of the Board of Directors, Zheng Huijun, was appointed Chief Executive Officer of the Company.

Item 9.01        Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

2.1
Asset Purchase Agreement dated as of December 4, 2015, by and among Clearwater Ventures, Inc. and Shengma Jingxi (Beijing) Health Management Co., Ltd., a company organized under the laws of the People's Republic of China (Attachments and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Clearwater Ventures, Inc. hereby undertakes to furnish supplementally copies of any of the omitted attachments and schedules upon request by the U.S. Securities and Exchange Commission.)

2.2
Agreement of Conveyance, Transfer and Assignment of Membership Interests and Assumption of Obligations, dated as of December 21, 2015, by and between the Clearwater Ventures, Inc., a Nevada corporation and Tuston Brown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clearwater Ventures, Inc.

Date: December 21, 2015	By:	/s/ Zheng Huijun

Name: Zheng Huijun
Title: Chairman of the Board of Directors